JPMorgan Funds - JPMorgan Trust II
Rule 10f-3 Transactions
For the period from January 1, 2016 to June 30, 2016

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Mid Cap Growth Fund
Trade Date 4/7/2016
Issuer GoDaddy Inc. (GDDY) Secondary
Cusip 380237107
Shares 460,700
Offering Price $30.25
Spread $0.98
Cost $13,936,175
Dealer Executing Trade Morgan Stanley
% of Offering  purchased by firm 12.05%
Syndicate Members Morgan Stanley / J.P. Morgan / Citigroup / Barclays / Deutsche Bank Securities / RBC Capital Markets / KKR / JMP Securities / Oppenheimer & Co. / Piper Jaffray
Fund JPMorgan Large Cap Value Fund
Trade Date 4/20/2016
Issuer MGM Growth Properties LLC (MGP) IPO
Cusip 55303A105
Shares 48,800
Offering Price $21.00
Spread $1.21
Cost $1,024,800
Dealer Executing Trade BofA Merrill Lynch
% of Offering  purchased by firm 0.19%
Syndicate Members BofA Merill Lynch / J.P. Morgan / Morgan Stanley / Evercore ISI / Barclays / Citigroup / Deutsche Bank Securities / BNP Paribas / Fifth Third Securities / SMBC Nikko / SunTrust Robinson Humphrey / Credit Agricole CIB / Union Gaming / Scotiabank / Oppenheimer & Co.
Fund JPMorgan Intrepid Mid Cap Fund
Trade Date 5/26/2016
Issuer US Foods Holding Corp. (USFD) IPO
Cusip 91200810
Shares 86,200
Offering Price $23.00
Spread $1.09
Cost $1,982,600
Dealer Executing Trade Morgan Stanley and Company LLC
% of Offering  purchased by firm 0.87%
Syndicate Members Goldman, Sachs & Co./Morgan Stanley/J.P. Morgan/BofA Merrill Lynch/Citigroup/Credit Suisse/Deutsche Bank Securities/Wells Fargo Securities/KKR/BMO Capital Markets/Guggenheim Securities/ING/Rabo Securities/Natixis
Fund JPMorgan Small Cap Value Fund
Trade Date 5/26/2016
Issuer US Foods Holding Corp. (USFD) IPO
Cusip 91200810
Shares 65,000
Offering Price $23.00
Spread $1.09
Cost $1,495,000
Dealer Executing Trade Morgan Stanley and Company LLC
% of Offering  purchased by firm 0.87%
Syndicate Members Goldman, Sachs & Co./Morgan Stanley/J.P. Morgan/BofA Merrill Lynch/Citigroup/Credit Suisse/Deutsche Bank Securities/Wells Fargo Securities/KKR/BMO Capital Markets/Guggenheim Securities/ING/Rabo Securities/Natixis
Fund JPMorgan Small Cap Growth Fund
Trade Date 6/15/2016
Issuer Spark Therapeutics Inc (ONCE) Secondary
Cusip 84652J10
Shares 26,600
Offering Price $45.00
Spread $2.70
Cost $1,197,000
Dealer Executing Trade Cowen and Company, LLC
% of Offering  purchased by firm 10.83%
Syndicate Members J.P. Morgan/Cowen and Company/RBC Capital Markets/Stifel/SunTrust Robinson Humphrey
Fund JPMorgan Small Cap Growth Fund
Trade Date 6/23/2016
Issuer Twilio Inc (TWLO) IPO
Cusip 90138F10
Shares 109,900
Offering Price $15.00
Spread $1.05
Cost $1,648,500
Dealer Executing Trade Goldman Sachs and Company New York
% of Offering  purchased by firm 2.91%
Syndicate Members Goldman, Sachs and Co./J.P. Morgan/Allen & Company LLC/Pacific Crest Securities/JMP Securities/William Blair/Canaccord Genuity